EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-120096) of Shopping.com Ltd. of our report dated March 22, 2004, except for note 16 as to which the date is September 21, 2004, relating to the financial statements for the year ended December 31, 2002, which appears in this Form 10-K.

Tel Aviv, Israel	Kesselman & Kesselman
March 21, 2005	Certified Public Accountants (Israel)